Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-220997 on Form S-11 of our report dated March 30, 2018, relating to the consolidated financial statements of Starwood Real Estate Income Trust, Inc. and subsidiary appearing in the Prospectus (which is attached as Appendix A to Supplement No. 2) which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

April 2, 2018